                                                                EXHIBIT 4.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  TELLABS, INC.

         The present name of the corporation is Tellabs, Inc. The original Certificate of Incorporation was filed with the Secretary of State on February 10, 1992 under the name of Tellabs, Inc. The within Restated Certificate of Incorporation was duly adopted by the Board of Directors and the sole stockholder of Tellabs, Inc. (the "Corporation") in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         This Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation of this Corporation.

         FIRST:  The name of the corporation is:

                                  TELLABS, INC.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100 in the City of Dover, 19901, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of business to be conducted or promoted and the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("Delaware General Corporation Law").

         FOURTH: Authorized Capital Stock

         1. Authorized Capital Stock. The aggregate number of shares of stock which the Corporation has authority to issue is 35,000,000 shares, of which 30,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,000 shares shall be shares of preferred stock, $0.1 par value per share (hereinafter "Preferred Stock").

         The respective preferences, limitations, designations and relative rights of the Preferred Stock and the Common Stock are as follows:

         2.   Terms Applicable to the Preferred Stock

         a. General. The shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have a distinctive serial designation. The Board of Directors is hereby authorized to specify from time to time the number of shares of any series, and fix or alter by resolution or resolutions the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such Preferred Stock, including, but not limited to:

                  (i) the number of shares constituting that series and the distinctive designation of that series;

                  (ii) the dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;


                  (iii) whether that series shall have voting rights, in addition to the voting right provided by law, and, if so, the terms and conditions of such voting rights;

                  (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;


                  (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, or payment of shares of that series; and

                  (viii) any other relative rights, preferences and limitations of that series.

         b. Redemption. Shares of any series of Preferred Stock which may have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other series, shall have the status of authorized and unissued shares, without designation as to series until such shares of Preferred Stock are once more designated as part of a particular series by the Board of Directors of the Corporation.

         3.   Terms Applicable to the Common Stock.

         a. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, the holders of Common Stock shall be entitled to one vote per share of Common Stock standing in such holder's name on the books of the Corporation as to all matters to be voted on by the Corporation's stockholders.

         b. Dividends. Subject to the prior rights and preferences of the holders of Preferred Stock, if any, the holders of Common Stock shall be entitled to dividends, whether payable in cash, property or securities of the Corporation, when and as declared by the Board of Directors of the Corporation out of any assets of the Corporation legally available for such dividends at such time or times as the Board of Directors may determine.

         c. Liquidation. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to receive, out of the assets of the Corporation, if any, remaining after payment in full to the holders of Preferred Stock of the preferential amounts, if any, to which they are entitled, ratably the distribution of the remaining assets of the Corporation. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (c).

         4. No Preemptive Rights. No holder of shares of stock of the Corporation shall, by reason of such holding, have any preemptive right to purchase, subscribe for or otherwise acquire shares of any class of stock of the Corporation or any security convertible into, or any warrant, option or right to purchase, or to subscribe for or otherwise acquire shares of stock of the Corporation, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

         FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of 75% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to alter or repeal the By-laws of the Corporation.

         SIXTH:   Board of Directors; Meetings and Actions of Stockholders

         1. Number, Election and Terms of Directors. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to hold office initially for a term expiring at the 1993 Annual Meeting of Stockholders, another class to hold office initially for a term expiring at the 1994 Annual Meeting of Stockholders and another class to hold office initially for a term expiring at the 1995 Annual Meeting of Stockholders, with the members of each class to hold office until their successors have been duly elected and qualified. At each Annual Meeting of Stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

         2. Stockholder Nomination of Director Candidates. Advance notice of nomination for the election of directors, other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, and information concerning nominees, shall be given in the manner provided in the By-laws.

         3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders at which the term of the class to which they have been elected expires.

         4. Removal. Any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of (i) the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) a majority of the Board of Directors.

         5. Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called only in the manner provided in the By-laws.

         6. Action of Stockholders. Any action required or permitted to be taken by the holders of Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Whenever the vote of holders of shares of any class or series other than Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, or of this Restated Certificate or Incorporation or of the By-laws authorized or permitted by said law, the meeting and vote of such holders may be dispensed with if such action is taken with the written consent of such holders having a majority of the total number of votes which might have been cast for or in connection with the proposed corporate action if a meeting were held; provided that in no case shall the written consent by such holders be by holders having less than the minimum percentage of the vote required by statute for such action, and provided that prompt notice is given to all such holders of the taking of corporate action without a meeting and by less than unanimous written consent.

         7. Amendment, Repeal, Etc. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of 75% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Article FIFTH hereof or Parts 1 through 7 of this Article SIXTH.


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         SEVENTH: The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding, and shall advance to such person expenses incurred with respect to defending any such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding, and may advance to such person expenses incurred with respect to defending any such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. The indemnification and advancement of expenses provided by or granted pursuant to this Article SEVENTH shall not be deemed exclusive of any other rights to which any person indemnified or being advanced expenses may be entitled under any statute, By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article SEVENTH or otherwise.

         For purposes of this Article SEVENTH, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent") absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article SEVENTH with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         The provisions of this Article SEVENTH shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article SEVENTH and the relevant provisions of the Delaware General Corporation Law or other applicable law, if any, are in effect, and any repeal or modification of such law or of this Article SEVENTH shall not affect any rights or obligations then existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         For purposes of this Article SEVENTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

         EIGHTH: The Board of Directors of the Corporation, when evaluating any offer of another person to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may in connection with the exercise of its judgment in determining what is the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituencies of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

         NINTH:   The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH:   No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the Delaware General Corporation Law, or (D) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, Tellabs, Inc. has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 24th day of June, 1992.

                                      TELLABS, INC.



                                      By: /s/ Michael J. Birck
                                          -------------------------------------
                                              Michael J. Birck, President

         ATTEST:

         /s/ Peter A. Guglielmi
         --------------------------------------
         Peter A. Guglielmi, Secretary

                            CERTIFICATE OF CORRECTION
                                       OF
                                  TELLABS, INC.


         It is hereby certified that:

         1. The name of the Corporation (hereinafter called the "Corporation") is Tellabs, Inc.

         2. The Restated Certificate of Incorporation of the corporation, which was filed by the Secretary of State of Delaware on June 24, 1992, is hereby corrected.

         3.   The inaccuracy to be corrected in said instrument is as follows:


         FOURTH:        Authorized Capital Stock

         1. Authorized Capital Stock. The aggregate number of shares of stock which the Corporation has authority to issue is 35,000,000 shares, of which 30,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,00 shares shall be shares of preferred stock, $0.1 par value per share (hereinafter "Preferred Stock").

         4.   The portion of the instrument in corrected form is as follows:

         FOURTH:        Authorized Capital Stock

         1. Authorized Capital Stock. The aggregate number of shares of stock which the Corporation has authority to issue is 35,000,000 shares, of which 30,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,000 shares shall be shares of preferred stock, $.01 par value per share (hereinafter "Preferred Stock").

         IN WITNESS WHEREOF; The Corporation has caused this Certificate of Correction to be signed by J. Peter Johnson, its Vice President, and attested to by Carol Coghlan Gavin, its Assistant Secretary, this 23rd day of March, 1993.


                                         TELLABS, INC.



                                         By: /s/ J. Peter Johnson
                                             -----------------------------
                                              J. Peter Johnson
                                              Vice President


         ATTEST:


         By: /s/ Carol Coghlan Gavin
             ----------------------------
                 Carol Coghlan Gavin
                 Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  TELLABS, INC.

                            -------------------------


                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

                           --------------------------


         We, Michael J. Birck, President and Carol Coghlan Gavin, Secretary of Tellabs, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation'), do hereby certify on behalf of the Corporation as follows:

         FIRST:    That the name of the Corporation is Tellabs, Inc.

         SECOND:   That the Restated Certificate of Incorporation of the
Corporation was filed by the Secretary of State of Delaware on June 24, 1992, and a Certificate of Correction thereto was filed by the Secretary of State of Delaware on March 24, 1993.

         THIRD:    That the Restated Certificate of Incorporation of said
Corporation has been amended as follows:

              The first paragraph of Article Fourth of the Restated Certificate of Incorporation is amended to read as follows:

              1. Authorized Capital Stock. The aggregate number of shares of stock which the Corporation has authority to issue is 105,000,000 shares, of which 100,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,000 shares shall be shares of preferred stock, $.01 par value per share (hereinafter "Preferred Stock").

         FOURTH: That the aforesaid amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at the annual meeting of stockholders on April 21, 1994, which meeting was called and held upon notice in accordance with Section 222 of said Law.

         IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 21st day of April, 1994.

                                        TELLABS, INC.



                                        By: /s/ Michael J. Birck
                                            ------------------------------
                                              Michael J. Birck
                                              President


         Attest:

         /s/ Carol Coghlan Gavin
         ------------------------------
         Carol Coghlan Gavin
         Secretary

                            CERTIFICATE OF AMENDMENT
                    TO RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  TELLABS, INC.

                      -------------------------------------

                    Adopted in accordance with the provisions
                    Of Section 242 of the General Corporation
                          Law of the State of Delaware

                      -------------------------------------

         We, Michael J. Birck, President and Carol Coghlan Gavin, Secretary of Tellabs, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify on behalf of the Corporation as follows:

         FIRST:    That the name of the Corporation is Tellabs, Inc.

         SECOND:   That the Restated Certificate of Incorporation of the
Corporation was filed by the Secretary of State of Delaware on June 24, 1992, a Certificate of Correction thereto was filed by the Secretary of State of Delaware on March 24, 1993 and a Certificate of Amendment thereto was filed by the Secretary of State of Delaware on April 21, 1994.

         THIRD:    That the Restated Certificate of Incorporation of said
Corporation has been amended as follows:

         The first paragraph of Article Fourth of the Restated Certificate of Incorporation is amended to read as follows:

         1. Authorized Capital Stock. The aggregate number of shares of stock which the Corporation has authority to issue is 205,000,000 shares, of which 200,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,000 shares shall be shares of preferred stock, $.01 par value per share (hereinafter "Preferred Stock").

         FOURTH: That the aforesaid amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at the annual meeting of stockholders on April 25, 1995, which meeting was called and held upon notice in accordance with Section 222 of said law.

              IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 25th day of April, 1995.

                                        TELLABS, INC.


                                        By: /s/ Michael J. Birck
                                            ------------------------------------
                                             Michael J. Birck, President


         Attest:

         /s/ Carol Coghlan Gavin
         ---------------------------------
         Carol Coghlan Gavin, Secretary

                            CERTIFICATE OF AMENDMENT
                    TO RESTATED CERTIFICATE OF INCORPORATION
                                OF TELLABS, INC.



                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware



     We, Michael J. Birck, President and Carol Coghlan Gavin, Secretary of Tellabs, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify on behalf of the Corporation as follows:

     FIRST:   That the name of the Corporation is Tellabs, Inc.

     SECOND: That the Restated Certificate of Incorporation of the Corporation was filed by the Secretary of State of Delaware on June 24, 1992, a Certificate of Correction thereto was filed by the Secretary of State of Delaware on March 24, 1993, a Certificate of Amendment thereto was filed by the Secretary of State of Delaware on April 21, 1994, and a Certificate of Amendment thereto was filed by the Secretary of State of Delaware on May 3, 1995.

     THIRD:   That the Restated Certificate of Incorporation of said
Corporation has been amended as follows:

              The first paragraph of Article Fourth of the Restated Certificate of Incorporation is amended to read as follows:

              1. Authorized Capital Stock. The aggregate number of shares of stock which the Corporation has authority to issue is 505,000,000 shares, of which 500,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,000 shares shall be shares of preferred stock, $.01 par value per share (hereinafter "Preferred Stock").

     FOURTH: That the aforesaid amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at the annual meeting of stockholders on April 16, 1997, which meeting was called and held upon notice in accordance with
Section 222 of said Law.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 16th day of April, 1997.

                                               TELLABS, INC.



                                               By:/s/ Michael J. Birck
                                                  -----------------------------
                                                   Michael J. Birck, President


Attest:


By:/s/ Carol Coghlan Gavin
   ------------------------------
     Carol Coghlan Gavin
     Secretary